Exhibit 1.1
Form of Underwriting Agreement
6,900,000 Shares
WebMD Health Corp.
CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE
UNDERWRITING AGREEMENT
[                                                      ], 2005

[                                         ], 2005
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036
Dear Sirs and Mesdames:
     WebMD Health Corp., a Delaware corporation (the “Company”), a wholly owned subsidiary of WebMD Corporation (d/b/a Emdeon Corporation), a Delaware corporation (the “Parent”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as representatives (the “Representatives”), 6,900,000 shares of its Class A Common Stock, par value $0.01 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,035,000 shares of its Class A Common Stock, par value $0.01 per share (the “Additional Shares”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock solely to cover over-allotments granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Common Stock” and the shares of Class B Common Stock, par value $0.01 per share, of the Company to be outstanding after the transactions contemplated hereby are hereinafter referred to as the “Class B Common Stock” and, together with the Class A Common Stock as the “Company Common Stock.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term "Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
     Citigroup Global Markets Inc. has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the directors, officers and employees of the Company and the Parent and their respective family members (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 8:00 A.M. New York City time on the business day immediately following the day on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.
     1. Representations and Warranties of the Company and the Parent. Each of the Parent and the Company jointly and severally represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
     (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented (if applicable) based upon information relating to any Underwriter furnished to the Company in writing by any such Underwriter through you expressly for use therein.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a wholly owned subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims, except (i) for those liens, encumbrances, equities or claims disclosed in the Prospectus and (ii) for transfer restrictions under applicable federal and state securities laws.
     (e) This Agreement has been duly authorized, executed and delivered by the Company.
     (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.
     (g) The shares of common stock of the Company outstanding prior to the filing of the Amended and Restated Certificate of Incorporation of the Company, as described in the Prospectus, were duly authorized and validly issued, fully paid and non-assessable and the outstanding 48,100,000 shares of Class B Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.
     (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
     (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene: (A) the certificate of incorporation or by-laws of the Company,

(B) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (C) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except for such contravention of clause (B) or (C) which would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been made or obtained under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).
     (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.
     (o) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in the case of clauses (i) through (iii) above as described in the Prospectus.
     (q) The Company does not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions that would not, singly or in the aggregate, have a Material Adverse Effect.
     (r) (i) The Company and its subsidiaries own or possess, have the right to use, or can acquire the right to use on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and (ii) neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others, or knows of any pending claims against the Company or any of its subsidiaries, with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (s) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company has not received any actual notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers or contractors that could have a Material Adverse Effect.
     (t) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Prospectus.
     (u) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, except where the lack of any such certificate, authorization or permit would not have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Prospectus.
     (v) The historical financial statements and schedules of (a) the Company and its consolidated subsidiaries, (b) MedicineNet, Inc. and (c) HealthShare Technology, Inc., in each case, included in the Prospectus and the Registration Statement present fairly in all material respects the financial position of the Company, MedicineNet, Inc. and Healthshare Technology, Inc., respectively, as of the dates and for the periods indicated, and the statements of operations, owner’s net investment and cash flows of the Company and its consolidated subsidiaries, the statements of operations, shareholders’ equity and cash flows of MedicineNet, Inc. and the statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows of Healthshare Technology, Inc. for the periods shown; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Prospectus and Registration Statement for the years 2002, 2003 and 2004 is derived from the consolidated financial statements of the Company included in the Prospectus and Registration Statement, and the selected financial data for the year 2001 is derived from the unaudited income statement and balance sheet of the Company for the year ended 2001 (the “2001 Unaudited Financial Statements”). The consolidated financial statements of the Company included in the Prospectus and Registration Statement present fairly in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein and the 2001 Unaudited Financial Statements were prepared on substantially the same basis as the consolidated financial statements included in the Prospectus and the Registration Statement. The unaudited pro forma condensed consolidated financial statements of the Company included in the Prospectus and the Registration Statement (a) include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed consolidated statements of operations included in the Prospectus and the Registration Statement and (b) comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.
     (w) The 2001 Unaudited Financial Statements were prepared on substantially the same basis as the audited financial statements included in the Registration Statement, and all financial data as of and for the year ended 2001 included in the Prospectus (including, without limitation, the selected consolidated financial data for the year ended 2001) have been derived from, and are in agreement with, the 2001 Unaudited Financial Statements.
     (x) The unaudited financial statements of MedicineNet, Inc. (“MedicineNet”) as of September 30, 2004 and for the six months ended September 30, 2003 and 2004 included in the Registration Statement (i) are in conformity with generally accepted accounting principles, (ii) are stated on a basis substantially consistent with that of the audited financial statements of MedicineNet included in the Registration Statement and (iii) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations. The income statement data of MedicineNet included in the unaudited condensed consolidated statement of operations for the year ended December 31, 2004 included in the Registration Statement (i) have been derived from the accounting records of MedicineNet and (ii) are stated on a basis substantially consistent with that of the audited financial statements of MedicineNet included in the Registration Statement.
     (y) The unaudited financial statements of HealthShare Technology, Inc. (“HTI”) as of December 31, 2004 and for the six months ended December 31, 2003 and 2004 (i) are in conformity with generally accepted accounting principles, (ii) are stated on a basis substantially consistent with that of the audited financial statements of HTI included in the Registration Statement and (iii)

comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations. The income statement data of HTI included in the unaudited condensed consolidated statement of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 included in the Registration Statement (i) have been derived from the accounting records of HTI and (ii) are stated on a basis substantially consistent with that of the audited financial statements of HTI included in the Registration Statement.
     (z) To the knowledge of the Company, Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and schedules included in the Prospectus and the Registration Statement, are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder.
     (aa) To the knowledge of the Company, J.H. Cohn LLP, who have certified certain financial statements of MedicineNet, Inc. and Healthshare Technology, Inc. and delivered their reports with respect to the audited consolidated financial statements of MedicineNet, Inc. and Healthshare Technology, Inc. included in the Prospectus and the Registration Statement, are independent public accountants with respect to MedicineNet, Inc. and Healthshare Technology, Inc. within the meaning of the Act and the applicable published rules and regulations thereunder.
     (bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated).
     (cc) As of the date hereof, all of the issued and outstanding shares of the common stock of the Company are owned by the Parent.
     (dd) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

     (ee) To the extent any Shares are offered outside of the United States, the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program other than to officers, directors or employees of the Company or the Parent or their respective family members.
     (ff) The agreements between the Parent (or any subsidiary of the Parent) and the Company listed in Schedule II to this Agreement (the “Intercompany Agreements”), have been duly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect. The Company has previously delivered true and correct copies of each Intercompany Agreement to the Representatives. The compliance by the Company with all of the provisions of each of the Intercompany Agreements will not conflict with or constitute a breach of or default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to any agreements or instruments, nor will such actions result in any violation of the provisions of the Company’s charter or by-laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties or assets, except for such conflicts, breaches, violations and defaults as would not, singly or in the aggregate, have a Material Adverse Effect.
     (gg) The Company has not taken, and will not take, directly or indirectly, any action which is designated to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Class A Common Stock.
     (hh) The Contribution, Assignment and Assumption Agreement dated as of September 6, 2005, between the Parent and the Company effected, (i) the transfer of all of the Parent’s right, title and interest in and to the assets referred to therein, and (ii) the assumption by the Company of the liabilities referred to therein.

     2. Representations and Warranties of the Parent. The Parent represents and warrants to and agrees with each of the Underwriters that:
     (a) The Parent has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as presently conducted, except as would not have a material adverse effect on the Parent and its subsidiaries, taken as a whole (a “Parent Material Adverse Effect”). The Parent owns all of the issued and outstanding shares of Class B Common Stock and it has not pledged any shares of Class B Common Stock as security for any obligation.
     (b) This Agreement has been duly authorized, executed and delivered by the Parent.
     (c) The execution and delivery by the Parent of, and the performance by the Parent of its obligations under, this Agreement will not contravene: (A) the certificate of incorporation or by-laws of the Parent, (B) any agreement or other instrument binding upon the Parent or any of its subsidiaries, or (C) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Parent or any of its subsidiaries (excluding the Company), except for such contravention of clause (B) or (C), which would not have a Parent Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Parent of its obligations under this Agreement, except such as have been made or obtained under the Exchange Act, or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (d) The Parent has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Class A Common Stock.
     (e) The Intercompany Agreements have been duly authorized, executed and delivered by the Parent and its subsidiaries, as applicable, and each such agreement constitutes a valid and binding agreement of each of the Parent and its subsidiaries, as applicable, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect. The execution and delivery of the Intercompany Agreements and the consummation of the transactions contemplated thereby and compliance by the Parent and its subsidiaries with their respective obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any property or assets of the Parent or its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Parent or its subsidiaries is a party or by which the Parent or its subsidiaries may be bound, or to which any of the property or assets of the Parent or its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Parent or its subsidiaries, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Parent or its subsidiaries or any of their properties (except for such conflicts, breaches, violations, defaults as would not have a Parent Material Adverse Effect).
     3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[                    ] a share (the “Purchase Price”).
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [                    ] Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     The Company hereby agrees that, without the prior written consent of Morgan Stanley and Citigroup Global Markets Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company Common Stock or any securities convertible into or exercisable or exchangeable for the Company Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Company Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of the Company Common Stock or any securities convertible into or exercisable or exchangeable for the Company Common Stock. The restrictions contained in this paragraph shall not apply to (a) the Shares to be sold hereunder, (b) offers, sales, contracts to sell, the issuance of or the registration of shares of Class A Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) offers, sales, contracts to sell, the issuance of or the registration of Class A Common Stock pursuant to an employee stock option plan, or (d) offers, sales, contracts to sell, the issuance of or the registration of Class A Common Stock as consideration for one or more acquisitions, provided that (i) the acquirer of such Class A Common Stock agrees to be subject to a lock-up agreement in substantially the same form as agreed to by the Company and (ii) the aggregate number of shares of Class A Common Stock issued or agreed to be issued in all such acquisitions (measured as of the date of the applicable acquisition agreement) does not exceed 4,140,000 shares.
     The Parent hereby agrees that, without the prior written consent of Morgan Stanley and Citigroup Global Markets Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company Common Stock or any securities convertible into or exercisable or exchangeable for Company Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Common Stock or such other securities, in cash or otherwise or (3) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of the Company Common Stock or any securities convertible into or exercisable or exchangeable for the Company Common Stock. It is understood that any transaction by the Company permitted pursuant to the preceding paragraph shall not constitute a violation of this paragraph by the Parent.
     Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period referred to in the preceding two paragraphs the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period referred to in the preceding two paragraphs, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley and Citigroup Global Markets Inc. of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.
     4. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $[                    ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[                    ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[                    ] a share, to any Underwriter or to certain other dealers.
     5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [                    ], 2005, or at such other time on the same or such other date, not later than [                                         , 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [                                         , 2005, as shall be designated in writing by you.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the

Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [          ] (New York City time) on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

     (c) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, covering customary matters and in form and substance satisfactory to the Underwriters.
     (d) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, the Company’s independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.
     (e) The Underwriters shall have received, on the date hereof, a letter dated the date hereof in form and substance satisfactory to the Underwriters, from J.H. Cohn LLP, the independent registered public accounting firm responsible for certifying the financial statements of MedicineNet, Inc. and HealthShare Technology, Inc., containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of MedicineNet, Inc. and HealthShare Technology, Inc. contained in the Registration Statement and the Prospectus.
     (f) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of the Company Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (g) The Class A Common Stock shall have been approved for trading on the The NASDAQ National Market, subject only to official notice of issuance.
     (h) Each of the Intercompany Agreements shall be in full force and effect on the Closing Date.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants, and in the case of paragraph (g) below, the Company and the Parent jointly and severally covenant, with each Underwriter as follows:
     (a) To furnish to you, without charge, [          ] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.
     (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month

period ending [          ], 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (f) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Parent’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Company Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     Furthermore, the Company and the Parent jointly and severally covenant with Citigroup Global Markets Inc. that the Company and the Parent will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     8. Indemnity and Contribution. (a) The Company and the Parent, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Parent, the directors of the Company, and the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company or the Parent to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Parent on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Parent on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Parent or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (e) The Company, the Parent and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Parent contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company or the Parent, their respective officers or directors or any person controlling the Company or the Parent and (iii) acceptance of and payment for any of the Shares.
     9. Directed Share Program Indemnification. (a) The Company and the Parent, jointly and severally, agree to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person who controls Citigroup Global Markets Inc. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Citigroup Global Markets Inc. within the meaning of Rule 405 of the Securities Act (“Citigroup Entities”) from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company or the

Parent for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.
     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Citigroup Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Citigroup Entity seeking indemnity, shall promptly notify the Company and/or the Parent in writing and the Company and/or the Parent, as the case may be, upon request of the Citigroup Entity, shall retain counsel reasonably satisfactory to the Citigroup Entity to represent the Citigroup Entity and any others the Company and/or the Parent, as the case may be, may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Citigroup Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Citigroup Entity unless (i) the Company and/or the Parent, as the case may be, shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and/or the Parent, as the case may be, and the Citigroup Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company and/or the Parent shall not, in respect of the legal expenses of the Citigroup Entity in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Citigroup Entities. Any such separate firm for the Citigroup Entities shall be designated in writing by the Citigroup Entities. The Company and/or the Parent, as the case may be, shall not be liable for any settlement of any proceeding effected without its or their written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and the Parent, jointly and severally, agree to indemnify the Citigroup Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Citigroup Entity shall have requested the Company and/or the Parent to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company and the Parent, jointly and severally, agree that each of them shall be liable for any settlement of any proceeding effected without their written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and

(ii) the Company or the Parent shall not have reimbursed the Citigroup Entity in accordance with such request prior to the date of such settlement. The Company and the Parent shall not, without the prior written consent of the Citigroup Entity, effect any settlement of any pending or threatened proceeding in respect of which any Citigroup Entity is or could have been a party and indemnity could have been sought hereunder by such Citigroup Entity, unless such settlement includes an unconditional release of the Citigroup Entity from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonably incurred fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Securities Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.
     (c) To the extent the indemnification provided for in Section 9(a) is unavailable to a Citigroup Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company and/or the Parent in lieu of indemnifying the Citigroup Entity thereunder, shall contribute to the amount paid or payable by the Citigroup Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent on the one hand and the Citigroup Entity on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company and the Parent on the one hand and of the Citigroup Entity on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent on the one hand and the Citigroup Entity on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Citigroup Entity for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company and the Parent on the one hand and the Citigroup Entity on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company and/or the Parent or by the Citigroup Entity and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (d) The Company, the Parent and the Citigroup Entity agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Citigroup Entity were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Citigroup Entity as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Citigroup Entity in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Citigroup Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Citigroup Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Citigroup Entity, the Company or the Parent, their respective officers or directors or any person controlling the Company or the Parent and (iii) acceptance of and payment for any of the Directed Shares.
     10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company or the Parent shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Corporate Secretary, to Citigroup Global Markets Inc., 388 Greenwich St., New York, New York 10013, Attention: General Counsel, to Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to WebMD Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-3400, Attention: Charles A. Mele; and if to the Company shall be delivered, mailed or sent to 111 Eighth Avenue, New York, New York 10011, Attention: Douglas W. Wamsley.
     16. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     (c) Except as provided in Section 8 and Section 9 hereof, no person other than the parties hereto and their successors shall be or shall be deemed a party to this Agreement or a third party beneficiary of any of its terms or have any right to enforce any of its terms.

Very truly yours, WebMD Corporation
By:
Name:
Title:

WebMD Health Corp.
By:
Name:
Title:

Accepted as of the date hereof
By: Morgan Stanley & Co. Incorporated

By:
Name:
Title:

Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto.

By: Citigroup Global Markets Inc.

By:
Name:
Title:

Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto.

By: Goldman, Sachs & Co.

By:
Name:
Title:

Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto.

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SCHEDULE I

Number of Firm Shares
Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.

Total:	6,900,000

SCHEDULE II
INTERCOMPANY AGREEMENTS
Services Agreement
Registration Rights Agreement
Tax Sharing Agreement
Indemnity Agreement
Intellectual Property License Agreement

EXHIBIT A
[FORM OF LOCK-UP LETTER]
     [     ], 2005
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036
Dear Sirs and Mesdames:
     The undersigned understands that Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with WebMD Health Corp., a Delaware corporation (the “Company”) and WebMD Corporation, a Delaware corporation (the “Parent”), providing for the public offering (the “Public Offering”) by the several Underwriters named therein, including the Representatives (the “Underwriters”), of [ ] shares (the “Shares”) of the Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”). The shares of Class B Common Stock, par value $0.01 per share, of the Company to be outstanding after the transactions contemplated by the Underwriting Agreement are hereinafter referred to as the “Class B Common Stock” and, together with the Class A Common Stock, as the “Company Common Stock”.
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company Common Stock or any securities convertible into or exercisable or exchangeable for the Company Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Company Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to (a) shares of the Company Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of the Company Common Stock or other securities acquired in such open market transactions or, (b) transfers of shares of the Company Common Stock or any security convertible into the Company Common Stock as a bona fide gift; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of the Company Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of the Company Common Stock or any security convertible into or exercisable or exchangeable for the Company Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of the Company Common Stock except in compliance with the foregoing restrictions.
     If:
     (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 180-day restricted period unless the undersigned requests and receives prior

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written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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